UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2012

QLT Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 101, Vancouver, B.C.

Canada, V5T 4 T5

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2012, Kathryn E. Falberg resigned from the Board of Directors of QLT Inc. (the “Company”), effective immediately. To the Company’s knowledge, Ms. Falberg’s decision to resign from the Board was not due to any disagreement with the Company on any matter relating to the operations, practices or policies of the Company.

Ms. Falberg indicated that she felt that the time commitments required by the new Board’s potential strategic initiatives were personally-incompatible with her principal duties as EVP and CFO of Jazz Pharmaceuticals. She expressed regret in her decision not to continue her service on the Company’s Board and her appreciation for her Director colleagues and the dedicated employees of the Company.

The Board of Directors is considering potential candidates to fill the vacancy created by Ms. Falberg’s resignation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QLT INC.

By:	/s/ Cameron Nelson
Name:	Cameron Nelson
Title:	Senior Vice President, Finance and Chief Financial Officer

Date: June 11, 2012